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[GATX CAPITAL LETTERHEAD]            Prospectus Supplement No. 5 Rule 424(b)(2)
                                                              File No. 33-65053

                                     Dated: September 2, 1999

                                  $182,000,000

                            GATX CAPITAL CORPORATION

                          Medium Term Notes, Series E
                      With Maturities from Nine Months to
                        Fifteen Years from Date of Issue

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Original Issue Date: September 8, 1999                     Floating Rate Notes

Original Issue Price: 100                                  Fixed Rate Notes XX

Total Amount OID: $21,000,000.00                           Book Entry Notes XX

Initial Accrual Period OID:                                Certified Notes

Maturity Date: October 3, 2005                             CUSIP Number: 36144T CNS

Applicable Only to Fixed Rate Notes:

  Interest Rate: 7.900%

Applicable Only to Floating Rate Notes:

  Interest Rate Basis:

  Commercial Paper Rate:                                   Maximum Interest Rate:

  __ Federal Funds Rate:                                   Minimum Interest Rate:

  __ Treasury Rate:                                        Interest Reset Date:

  __LIBOR                                                  Interest Reset Period:

  Interest Payment Date(s): April 1, October 1

  Initial Interest Rate:                                   Interest Payment Period: Semi-Annual

  Index Maturity:                                          Calculation Date:

  Spread (plus or minus)                                   Calculation Agent: Chase Manhattan Bank

Redemption at Option of Holder: Yes __ No XXX                        Redemption Date: N/A

Redemption at Option of Company: Yes __ No XXX                       Redemption Price: N/A
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The Note may be redeemed at the option of the Holder on or after the Redemption
Date and at the redemption prices indicated on this Pricing Supplement, in whole or in part in increments of $1,000 (provided that any remaining principal amount of this Note shall be at least $1,000), together with interest on the
Note payable to the Redemption Date, on notice given to the Trustee and the
Company at least 60 days prior to the Redemption Date.

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Prospectus. The preceding description of the particular terms of the Notes offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Notes set forth in the Prospectus, to which description reference is hereby made.

          Four Embarcadero Center, Suite 2200  San Francisco, CA 94111
                      Tel: 415/955-3200  Fax: 415/955-3415